UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2016

CARVER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On May 24, 2016, Carver Federal Savings Bank (the “Bank”), the wholly-owned subsidiary of Carver Bancorp, Inc. (the “Company”), entered into a formal written agreement (the “Formal Agreement”) with the Office of the Comptroller of the Currency (the “OCC”). The Formal Agreement provides, among other things, that the Bank will take the following actions within specified time frames:

•
Establish a Compliance Committee of its Board of Directors to monitor and coordinate the Bank’s adherence to the Formal Agreement and to prepare periodic reports describing the Bank’s progress in complying with the Formal Agreement;

•
Implement a written program to provide for effective Board and management supervision of the Bank, including a director education program, a periodic evaluation of the Board’s performance, and a performance appraisal program of the Bank’s management team;

•
Prepare a three-year strategic plan for the OCC’s review, with such strategic plan to establish objectives for the Bank’s overall risk profile, earnings performance, growth, balance sheet mix, concentrations, liability structure, capital and liquidity adequacy, together with strategies to achieve the Bank’s objectives;

•
Prepare a capital plan for the OCC’s review, including specific plans for the maintenance of adequate capital, the identification and evaluation of all material risks, the determination of the Bank’s capital needs relative to material risks and the Bank’s strategic direction consistent with the strategic plan, the identification and establishment of a strategy to strengthen capital if necessary, detailed quarterly financial projections, and specific plans detailing how the Bank will comply with the restrictions and requirements included in the Formal Agreement which impact the Bank’s capital;

•	Prepare a written commercial real estate concentration risk management program that addresses the Bank’s concentrations in commercial real estate loans;

•	Revise and adopt a comprehensive written program of internal control policies and procedures to ensure ongoing compliance with the Bank Secrecy Act (“BSA”);

•	Ensure adequate staffing with respect to the Bank’s BSA program;

•
Submit to the OCC and implement a BSA Action Plan, which contains detailed remediation plans and corrective actions and specified dates by which the Bank will achieve each of the required BSA related corrective actions; and

•	Conduct an independent review of customer account and transaction activity to determine whether the Bank timely identified and reported suspicious activity.

The foregoing description of the Formal Agreement is qualified in its entirety by reference to the Formal Agreement issued to the Bank, which is attached hereto as Exhibit 10.1, and is incorporated by reference into this Item 1.01.

As a result of the Formal Agreement, the Bank must obtain the approval of the OCC prior to effecting any change in its directors or senior executive officers.

Item 9.01    Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits

Exhibit No.        Description

10.1	Formal Agreement, by and between Carver Federal Savings Bank and the Office of the Comptroller of the Currency, dated May 24, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: May 27, 2016

BY:	/s/ Christina L. Maier
Christina L. Maier
First Senior Vice President and Chief Financial Officer